EXHIBIT 1

     The undersigned, pursuant to Rule 13d-1(f)(1), hereby acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned. Acknowledged and agreed on this day of November, 1997

                                         DCRI L.P. No. 2, Inc.


                                         By: /s/ J. Michael Moore
                                             -----------------------------------
                                             J. Michael Moore
                                             Chief Executive Officer


                                         /s/ J. Michael Moore
                                         ---------------------------------------
                                         J. Michael Moore

CORPDAL:91151.4 28722-00003
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